Exhibit 10
                                                                   ----------

                             CONSULTANCY AGREEMENT




This Agreement is entered into as of the Second day of February 1998, by and between Meredith Corporation (the "Company"), an Iowa corporation, and E.T. Meredith III ("Meredith").

WHEREAS, Meredith is currently employed by the Company and serves as its Chairman of the Executive Committee of the Board of Directors; and

WHEREAS, the Company and Meredith desire to enter into an agreement to provide for Meredith's continued employment and the provision of Meredith's services as a consultant following the termination of his employment with the Company.

NOW, THEREFORE, IT IS HEREBY AGREED by and between the Company and Meredith as follows:


1. EMPLOYMENT. The Company hereby agrees to employ Meredith through March 1, 1998 ("termination date").


2. BOARD AND COMMITTEE SERVICE. Subject to the authority of the Compensation/ Nominating Committee of its Board of Directors, the Company agrees to nominate Meredith for reelection as a director of the Company at the Annual Meeting of Stockholders in 1998 and 2001. Subject to election by the stockholders of the Company and the Company's director retirement policy, Meredith shall serve as a non-employee director. Subject to the annual election by the Company's Board of Directors and the provisions of the Company's Bylaws, Meredith shall serve as the Chairman of the Executive Committee of the Company's Board of Directors for a period of time coterminous with his service as a director.


3. ENGAGEMENT AS CONSULTANT. The Company hereby agrees to retain Meredith as a consultant following the termination date. Meredith hereby accepts such consultancy and agrees that during the period he is so retained he will render such consulting services to the Company from time to time as the Chief Executive Officer or the Board of Directors of the Company may reasonably request, including but not limited to consulting services related to the Company's aviation operations.


4. CONSIDERATION. In consideration for the consultancy services provided by Meredith, Company shall provide Meredith the perquisites that existed during his employment, including same or equivalent club memberships, reimbursements, company automobile in accordance with Company policy, office space and support services, use of the Company aircraft on Company business and use of Company pilots, use of Company accommodations on Company business, tax and financial planning from KPMG Peat Marwick and legal services from McDermott, Will & Emery. Meredith will be reimbursed for all legitimate business expenses incurred in connection with the provision of consulting services to the Company.

5.  HEALTH COVERAGE AFTER TERMINATION OF EMPLOYMENT.

     (a) As additional consideration for the consultancy services to be provided by Meredith, the Company agrees to provide at no cost to Meredith and his spouse (other than any applicable income taxes) the following benefits: (i) Medicare Supplement coverage for Meredith that is the same coverage as provided for other retirees of the Company; (ii) Meredith will receive the same dental and prescription drug coverage as is provided to Company employees; and (iii) participation by Meredith in the Company's officer medical reimbursement program.

     (b) If the consultancy under this Agreement is terminated by either party, Meredith will be eligible to continue the Medicare Supplement coverage at the cost applicable to a retiree from employment with the Company with the same number of years of continuous active service as an employee as Meredith.


6. TERMINATION. Meredith's consultancy may be terminated by either party at any time upon 90 days advance written notice.


7. NON-COMPETITION. Meredith agrees that during the period of his employment by the Company and during the period that he is a consultant to the Company and for a period of two (2) years following the termination of his consultancy, he shall not consult with, accept employment with, become or invest in, or in any way aid or abet any proprietorship, partnership, corporation or other business entity that is a competitor of the Company in the United States of America, except with the prior written consent of the Company.


8. INDEPENDENT CONTRACTOR. The parties agree that while acting as a consultant, Meredith shall at all times be an independent contractor and that nothing herein shall be construed to cause Meredith to be an employee of the Company.


9. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Meredith may not assign this Agreement, in whole or in part.


10. GOVERNING LAW. This Agreement and the validity of its provisions shall be construed according to the laws of the State of Iowa.


11. ENTIRE AGREEMENT. This Agreement contains all the understandings and representations between the parties with respect to the subject of this Agreement.


12. AMENDMENT OR MODIFICATION; WAIVER. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing. No provision to be performed by a party may be waived by the other except by in writing. No waiver by either party shall be deemed a waiver of a similar or dissimilar provision.

13. HEADING. Headings of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.


IN WITNESS WHEREOF, pursuant to authorization of its Board of Directors, the Company has caused this Agreement to be signed and Meredith has set his hand.



MEREDITH CORPORATION                    E.T. MEREDITH III


/s/ William T. Kerr                     /s/ E. T. Meredith III
--------------------                    ----------------------
William T. Kerr
Chairman and Chief Executive Officer